Exhibit 99.1

Jamba, Inc. Reports Net Income of $2.8 Million for Fiscal Third Quarter 2009

Consolidated EBITDA Improvement of Over 300 Percent

Rescheduling of the Company’s Third Quarter 2009 Earnings Conference Call

EMERYVILLE, CA – November 11, 2009 — Jamba, Inc. (NASDAQ:JMBA) today reported financial results for the fiscal third quarter ended October 6, 2009.

Financial and Operational Highlights

Highlights for the 12 weeks ended October 6, 2009, compared to the 12 weeks ended October 7, 2008:

•	Consolidated EBITDA* increased 308% to $7.0 million from $1.7 million for 3Q08, reflecting an increase of $5.3 million.

•	Store-level EBITDA* improved $2.1 million to $15.9 million from $13.8 million for 3Q08, reflecting an improvement of 15.1%.

•	Total revenue for 3Q09 decreased $7.1 million to $79.0 million from $86.1 million for 3Q08, a decrease of 8.2%.

•	Net income for 3Q09 of $2.8 million showed significant improvement when compared to a net loss for 3Q08 of $(12.4) million.

•	Diluted earnings per share for 3Q09 of $0.04 compared to a diluted loss per share for 3Q08 of $(0.23).

•	Company-owned comparable store sales for 3Q09 declined 5.3%(1) but reflected an 800 basis point sequential improvement over 2Q09 comparable store sales.

•

10 new franchise stores and one new company-owned store were opened during the fiscal third quarter of 2009, bringing the store count to 742 stores system-wide, of which 254 are franchise stores and 488 are company-owned stores.

“We continued to make solid progress throughout the quarter in several strategically important areas, including food, franchise development, brand licensing, cost management and operating efficiency. Our performance reflected this progress with improvement quarter over quarter in 2009 in our comparable store sales and EBITDA gains,” said James D. White, president and chief executive officer, Jamba, Inc. “We achieved the gains despite the slow pace of economic recovery and continued high unemployment in California where Jamba has a concentrated store presence.”

“I am especially pleased with our food initiative,” continued Mr. White. “Food is now present with full or limited offerings in 377 stores. As an early indicator of progress, system-wide our stores with food are showing a 200-400 basis point improvement in comparable store sales over our non-food stores. We believe our future performance will be boosted by a recently launched marketing campaign, the ‘Feel Good Campaign,’ which is Jamba’s most comprehensive effort ever. The ‘Feel Good Campaign’ is a multi-faceted, integrated campaign that is already driving additional traffic.”

“We opened 10 new campus locations, which gives us brand presence on over 30 college and university campuses across the nation, and one new company store in California. We also recently completed the sale of eight company stores to current franchise operators in conjunction with our goal of refranchising up to 150 Company-owned stores by the close of 2010,” concluded Mr. White.

Outlook for 2009

The Company is tracking against targeted 2009 expense goals as follows:

•	Cost of sales at or below 26% of company store revenue;

•	Labor costs at or below 34% of company store revenue;

•	Other controllable expenses included in store operating, at or below 3.5% of company store revenue; and

•	General and administrative costs at or below $35 million, before share-based compensation expense.

Outlook for 2010

The Company plans to achieve the following in 2010:

•	Deliver positive comparable store sales;

•	Build on Jamba’s disciplined approach to expense management and cost savings including reducing G&A by 10-12 percent (excluding share-based compensation);

•	Deliver consolidated EBITDA of 5-7 percent;

•	Deliver store level EBITDA of 15-17 percent;

•	Grow via franchise development by adding up to 50 franchise stores and expanding into one major international market;

•	Execute additional licensing agreements in relevant categories; and

•	Complete the refranchising initiative of up to 150 company-owned stores started in 2009.

The Company will continue to be focused on efforts to improve sales and build a sustainable business model for growth throughout 2010.

Liquidity

On October 6, 2009, the Company held $32.1 million in cash, cash equivalents, and restricted cash. The restricted cash balance was $2.7 million. The Company eliminated all debt for borrowed money with the convertible preferred stock transaction announced on June 1, 2009.

Footnotes

(1)

Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods. Management reviews the increase or decrease in comparable store sales compared with the same period in the prior year to assess business trends and make certain business decisions.

* Use of Non-GAAP Financial Measures

The Company uses the non-GAAP financial measures of consolidated EBITDA and store-level EBITDA in its statements made in this release. The Company defines consolidated EBITDA as store-level EBITDA including general and administrative expenses. The Company believes that consolidated EBITDA is a helpful indicator of the Company’s financial performance. The Company defines store-level EBITDA, as net income (loss) from operations and other income less: (a) depreciation and amortization, (b) general and administrative expenses; (c) store pre-opening expenses; (d) trademark impairment; (e) store lease termination and closure expenses; (f) impairment of long-lived assets; (g) other operating expenses and (h) income taxes. Consolidated EBITDA and store level EBITDA are not measurements determined in accordance with GAAP and should not be considered in isolation or as an alternative to income (loss) from operations or net income (loss) as indicators of financial performance. Each non-GAAP financial measure used as presented may not be comparable to other similarly titled measures used by other companies. For a reconciliation of consolidated EBITDA to net income (loss) and store-level EBITDA to net income (loss), please see the tables at the end of this release.

Rescheduled Webcast and Conference Call Information

Due to a scheduling conflict, the Company has rescheduled its previously announced earnings conference call for tomorrow, November 12, 2009, at 5:00 p.m. ET to tomorrow, November 12th, at 11:00 a.m. ET. Participating on the call will be James D. White, president and chief executive officer and Karen Luey, senior vice president and chief financial officer. The conference call numbers have been changed and can be accessed live over the phone by dialing (877) 941-8416 or for international callers by dialing (480) 629-9812. The conference call replay can be accessed live over the phone by dialing (800) 406-7325 or (303) 590-3030 for international callers; the pin number is 4176619. A simultaneous webcast of the call will be available by visiting the investor relations section at http://www.jambajuice.com. A replay will be available until December 3, 2009.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. Founded in 1990, Jamba Juice is a leading restaurant retailer of better-for-you food and beverage offerings, including great tasting fruit smoothies, juices, and teas, hot oatmeal made with organic steel cut oats, wraps, salads, sandwiches, and California Flatbreads™, and a variety of baked goods and snacks. As of October 6, 2009, Jamba Juice had 742 locations consisting of 488 company-owned and operated stores and 254 franchise stores. For the nearest location or a complete menu, visit the Jamba Juice website at www.jambajuice.com or call 1-866-4R-FRUIT.

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projects as well as the current beliefs and assumptions of our management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, “plans to achieve”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed under the section entitled “Risk Factors” in our reports filed with the SEC. Many of such factors relate to events and circumstances that are beyond our control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

For Jamba, Inc

Don Duffy

203.682.8200

Janice Duis

510-596-0286

investors@jambajuice.com

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	October 6, 2009	December 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$29,421	$20,822
Restricted cash	1,530	5,059
Receivables, net of allowances of $117 and $416	1,697	4,594
Inventories	3,883	3,435
Prepaid rent	3,165	185
Prepaid and refundable income taxes	636	5,670
Prepaid expenses and other current assets	2,286	1,328

Total current assets	42,618	41,093
Property, fixtures and equipment, net	74,147	95,154
Trademarks and other intangible assets, net	2,099	2,998
Restricted cash	1,190	2,659
Deferred income taxes	353	354
Other long-term assets	2,981	3,462

Total assets	$123,388	$145,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,486	$8,089
Accrued compensation and benefits	7,702	7,667
Workers’ compensation and health insurance reserves	1,181	1,922
Accrued jambacard liability	23,846	30,764
Current portion of capital lease obligations	258	246
Other accrued expenses	10,523	12,074
Derivative liabilities	—	2,098

Total current liabilities	48,996	62,860

Note payable	—	22,829
Long-term capital lease obligations	49	281
Long-term workers’ compensation and health insurance reserves	1,267	2,659
Deferred rent and other long-term liabilities	15,295	16,670

Total liabilities	65,607	105,299

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized and outstanding at October 6, 2009. No shares authorized and outstanding at December 30, 2008	30,952

Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, 52,690,728 shares issued and outstanding at October 6, 2009 and December 30, 2008, respectively	53	55
Additional paid-in-capital	358,108	358,258
Accumulated deficit	(331,332)	(317,892)

Total stockholders’ equity	26,829	40,421

Total liabilities and stockholders’ equity	$123,388	$145,720

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	12 Week Period Ended		40 Week Period Ended
(In thousands, except share and per share amounts)	October 6, 2009	October 7, 2008	October 6, 2009	October 7, 2008
Revenue:
Company stores	$77,493	$84,427	$246,174	$279,371
Franchise and other revenue	1,498	1,652	4,781	5,360

Total revenue	78,991	86,079	250,955	284,731

Costs and operating expenses:
Cost of sales	19,282	22,746	59,798	74,459
Labor	23,612	28,124	80,925	97,542
Occupancy	10,178	10,679	34,072	34,614
Store operating	10,032	10,721	29,681	35,305
Depreciation and amortization	3,943	5,835	14,397	19,331
General and administrative	8,839	12,082	28,747	37,228
Impairment of long-lived assets	532	5,901	11,107	13,198
Trademark impairment	—	—	—	82,600
Other operating	3	1,427	312	6,312

Total costs and operating expenses	76,421	97,515	259,039	400,589

Income (loss) from operations	2,570	(11,436)	(8,084)	(115,858)

Other income (expense):
Gain (loss) from derivative liabilities	—	(520)	1,597	7,610
Interest income	21	69	384	315
Interest expense	(320)	(485)	(6,920)	(703)

Total other (expense) income	(299)	(936)	(4,939)	7,222

Income (loss) before income taxes	2,271	(12,372)	(13,023)	(108,636)
Income tax benefit	495	9	462	647

Net income (loss)	2,766	(12,363)	(12,561)	(107,989)

Preferred stock dividends	(653)	—	(879)	—

Net income available (loss attributable) to common stockholders	$2,113	$(12,363)	$(13,440)	$(107,989)

Weighted-average shares used in computation of earnings (loss) per share:
Basic	52,690,728	53,251,591	53,912,157	52,821,493
Diluted	83,775,099	53,251,591	53,912,157	52,821,493
Earnings (loss) per share:
Basic	$0.04	$(0.23)	$(0.25)	$(2.04)
Diluted	$0.04	$(0.23)	$(0.25)	$(2.04)

JAMBA, INC.

Reconciliation of GAAP Net Income (Loss) to Consolidated EBITDA

(Unaudited)

(In thousands)	12 Week Period Ended		40 Week Period Ended
	October 6, 2009	October 7, 2008	October 6, 2009	October 7, 2008
Company stores revenue	$77,493	$84,427	$246,174	$279,371
Franchise and other revenue	1,498	1,652	4,781	5,360
Cost of sales	(19,282)	(22,746)	(59,798)	(74,459)
Labor	(23,612)	(28,124)	(80,925)	(97,542)
Occupancy	(10,178)	(10,679)	(34,072)	(34,614)
Store operating	(10,032)	(10,721)	(29,681)	(35,305)
General and administrative	(8,839)	(12,082)	(28,747)	(37,228)

Consolidated EBITDA	$7,048	$1,727	$17,732	$5,583

Consolidated EBITDA	$7,048	$1,727	$17,732	$5,583
Less: Depreciation and amortization	(3,943)	(5,835)	(14,397)	(19,331)
Less: Impairment of long-lived assets	(532)	(5,901)	(11,107)	(13,198)
Less: Other operating	(3)	(1,427)	(312)	(6,312)
Less: Trademark impairment	—	—	—	(82,600)
Add (less): Other income (expense)	(299)	(936)	(4,939)	7,222
Add: Income tax benefit	495	9	462	647

Net income (loss)	$2,766	$(12,363)	$(12,561)	$(107,989)

JAMBA, INC.

Reconciliation of GAAP Net Income (Loss) to Store-level EBITDA

(Unaudited)

(In thousands)	12 Week Period Ended		40 Week Period Ended
	October 6, 2009	October 7, 2008	October 6, 2009	October 7, 2008
Company stores revenue	$77,493	$84,427	$246,174	$279,371
Franchise and other revenue	1,498	1,652	4,781	5,360
Cost of sales	(19,282)	(22,746)	(59,798)	(74,459)
Labor	(23,612)	(28,124)	(80,925)	(97,542)
Occupancy	(10,178)	(10,679)	(34,072)	(34,614)
Store operating	(10,032)	(10,721)	(29,681)	(35,305)

Store-level EBITDA	$15,887	$13,809	$46,479	$42,811

Store-level EBITDA	$15,887	$13,809	$46,479	$42,811
Less: General and administrative	(8,839)	(12,082)	(28,747)	(37,228)
Less: Depreciation and amortization	(3,943)	(5,835)	(14,397)	(19,331)
Less: Impairment of long-lived assets	(532)	(5,901)	(11,107)	(13,198)
Less: Other operating	(3)	(1,427)	(312)	(6,312)
Less: Trademark impairment	—	—	—	(82,600)
Add (less): Other income (expense)	(299)	(936)	(4,939)	7,222
Add: Income tax benefit	495	9	462	647

Net income (loss)	$2,766	$(12,363)	$(12,561)	$(107,989)